UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

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 PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On July 9, 2012, PriceSmart, Inc. issued a press release regarding the results of operations for the third quarter of fiscal year 2012 and its sales for the month of June. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated July 9, 2012.

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2012	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated July 9, 2012.

PriceSmart Announces Third Quarter Results of Operations
and June Sales

San Diego, CA (July 9, 2012) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the third quarter of fiscal year 2012 which ended on May 31, 2012.
For the third quarter of fiscal year 2012, net warehouse club sales were $494.9 million and total revenues were $506.8 million. Net income attributable to PriceSmart for the third quarter was $15.7 million, or $0.52 per diluted share. The Company had 29 warehouse clubs in operation as of May 2012 compared to 28 warehouse clubs in operation as of May 2011.
Financial highlights for the third quarter of fiscal year 2012 included:

•
Net warehouse club sales increased 17.4% over the prior year.  The Company had one additional warehouse club for the current quarter (Barranquilla, Colombia which opened on August 19, 2011) compared to the fiscal 2011 quarter.  Comparable warehouse club sales (that is, sales in the warehouse clubs that have been open for greater than 13 1/2 calendar months) for the 13 weeks ending June 3, 2012 grew 12.9%.

•
Membership income for the third quarter of fiscal year 2012 increased 19.2% to $6.9 million on a 19.6% increase in membership accounts from May 31, 2011 to May 31, 2012 due in part to strong sign-ups in Barranquilla and twelve-month renewal rates of 89%.

•
Warehouse sales gross profits (net warehouse club sales less associated cost of goods sold) increased 17.3% over the prior year period and remained approximately the same as a percent of net warehouse sales as the same period last year.

•
Selling, general and administrative expenses increased 9 basis points as a percentage of sales (0.09% of sales) compared to the same quarter last year and included a $777,000 charge related to a credit card processor having undercharged the Company for certain debit card transaction fees from prior periods.

•	Operating income for the third quarter of fiscal year 2012 was $25.4 million, an increase of $3.5 million over the third quarter of fiscal year 2011.

•
The Company recorded a net loss from currency exchange transactions in the current quarter of $449,000 (0.09% of sales).  In the same period last year, the Company had a $1.2 million (0.28% of sales) gain from currency exchange transactions.

•
Net income for the third quarter of fiscal year 2012 was $15.7 million, or $0.52 per diluted share compared to $16.3 million, or $0.55 per diluted share in the year earlier quarter which included a $1.2 million gain (approximately $0.04 per share) from the sale of properties in Panama.

For the first nine months of fiscal year 2012, net warehouse club sales increased 21.1% to $1,501.0 million from $1,239.2 million in the first nine months of fiscal year 2011. Total revenues for the first nine months of the fiscal year increased 21.2% to $1,535.3 million from $1,266.8 million in the same period of the prior year. For the first nine months of fiscal year 2012, the Company recorded operating income of $80.0 million and net income attributable to PriceSmart of $49.9 million, or $1.66 per diluted share. During the same nine-month period in fiscal year 2011, the Company recorded operating income of $70.8 million and net income attributable to PriceSmart of $49.1 million, or $1.65 per diluted share.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Tuesday, July 10, 2012, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (888) 551-9020 toll free, and entering participant code 6547874. A digital replay will be available through July 31, 2012, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode 6547874.

The Company also announced that for the month of June 2012, net warehouse club sales increased 18.7% to $163.7 million, from $137.9 million in June a year earlier. For the ten months ended June 30, 2012, net warehouse club sales increased 20.9% to $1,664.8 million from $1,377.1 million for the ten months ended June 30, 2011. There were 29 warehouse clubs in operation at the end of June 2012 and 28 warehouse clubs in operation at the end of June 2011.

For the four weeks ended July 1, 2012, comparable warehouse sales for the 28 warehouse clubs open at least 13 1/2 full months increased 10.9%, compared to the same four-week period last year. For the forty-three week period ended July 1, 2012, comparable warehouse sales increased 15.6%, compared to the comparable forty-three week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 29 warehouse clubs in 12 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala and the Dominican Republic; two each in El Salvador and Honduras; and one each in Aruba, Barbados, Colombia, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company's financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth could be dependent upon the Company acquiring suitable sites for additional warehouse clubs; the Company may encounter difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own approximately 31.1% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company's business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended August 31, 2011, filed pursuant to the Securities Exchange Act of 1934 on January 9, 2012.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED-AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Nine Months Ended
	May 31, 2012	May 31, 2011	May 31, 2012	May 31, 2011
Revenues:
Net warehouse club sales	$494,898	$421,637	$1,501,043	$1,239,232
Export sales	2,768	1,890	8,476	5,170
Membership income	6,944	5,824	19,668	16,825
Other income	2,163	1,797	6,104	5,610
Total revenues	506,773	431,148	1,535,291	1,266,837
Operating expenses:
Cost of goods sold:
Net warehouse club	421,512	359,064	1,281,306	1,052,279
Export	2,622	1,804	8,075	4,906
Selling, general and administrative:
Warehouse club operations	46,197	38,819	135,090	111,192
General and administrative	10,940	9,293	30,559	26,977
Pre-opening expenses	94	284	255	672
Total operating expenses	481,365	409,264	1,455,285	1,196,026
Operating income	25,408	21,884	80,006	70,811
Other income (expense):
Interest income	279	300	668	667
Interest expense	(1,344)	(984)	(3,915)	(3,012)
Other income (expense), net	(538)	2,367	(975)	2,893
Total other expense	(1,603)	1,683	(4,222)	548
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	23,805	23,567	75,784	71,359
Provision for income taxes	(8,078)	(7,199)	(25,854)	(22,093)
Income (loss) of unconsolidated affiliates	(19)	(3)	(9)	(45)
Income from continuing operations	15,708	16,365	49,921	49,221
Income (loss) from discontinued operations, net of tax	(2)	(75)	(6)	(161)
Net income	15,706	16,290	49,915	49,060
Net income per share available for distribution:
Basic net income per share from continuing operations	$0.52	$0.55	$1.66	$1.65
Basic net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.52	$0.55	$1.66	$1.65
Diluted net income per share from continuing operations	$0.52	$0.55	$1.66	$1.65
Diluted net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.52	$0.55	$1.66	$1.65
Shares used in per share computations:
Basic	29,584	29,493	29,543	29,422
Diluted	29,595	29,502	29,555	29,430
Dividends per share	$—	$—	$0.60	$0.60

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31, 2012	August 31, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$104,943	$76,817
Short-term restricted cash	1,288	1,240
Receivables, net of allowance for doubtful accounts of $4 and $5 as of May 31, 2012 and August 31, 2011, respectively	4,323	3,655
Merchandise inventories	180,263	177,232
Deferred tax assets - current	4,897	4,252
Prepaid expenses and other current assets	28,743	29,117
Assets of discontinued operations	10	464
Total current assets	324,467	292,777
Long-term restricted cash	36,665	22,626
Property and equipment, net	289,700	281,111
Goodwill	37,104	37,361
Deferred tax assets - long term	14,947	17,000
Other non-current assets (includes $79 as of May 31, 2012 for the fair value of derivative instruments)	5,492	5,390
Investment in unconsolidated affiliates	7,565	8,063
Total Assets	$715,940	$664,328
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$2,169	$2,259
Accounts payable	164,756	163,432
Accrued salaries and benefits	13,590	11,681
Deferred membership income	13,079	11,416
Income taxes payable	8,107	7,655
Other accrued expenses	13,969	12,556
Dividends payable	9,063	—
Long-term debt, current portion	7,266	7,771
Deferred tax liability - current	378	533
Liabilities of discontinued operations	—	40
Total current liabilities	232,377	217,343
Deferred tax liability - long-term	1,624	1,888
Long-term portion of deferred rent	4,362	4,143
Long-term income taxes payable, net of current portion	2,618	3,310
Long-term debt, net of current portion	73,317	60,451
Other long-term liabilities (includes $914 and $884 for the fair value of derivative instruments and $606 and $471 for the defined benefit plan as of May 31, 2012 and August 31, 2011, respectively)	1,520	1,355
Total liabilities	315,818	288,490
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,847,734 and 30,695,933 shares issued and 30,204,353 and 29,900,030 shares outstanding (net of treasury shares) as of May 31, 2012 and August 31, 2011, respectively	3	3
Additional paid-in capital	382,570	383,549
Tax benefit from stock-based compensation	5,979	5,242

Accumulated other comprehensive loss	(32,121)	(22,915)
Retained earnings	60,030	28,238
Less: treasury stock at cost; 643,381 and 795,903 shares as of May 31, 2012 and August 31, 2011, respectively	(16,339)	(18,279)
Total equity	400,122	375,838
Total Liabilities and Equity	$715,940	$664,328